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                                                                      Exhibit 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this registration statement on Form N-14 (the "Registration Statement") of our report dated February 7, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Shareholders of Allmerica Investment Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus/Proxy Statement (the "Prospectus/Proxy Statement") which constitutes part of the Registration Statement, to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus of Allmerica Investment Trust dated May 1, 2002, which is incorporated by reference into the Prospectus/Proxy Statement, and to the references to us under the heading "Independent Accountants" in the Statement of Additional Information of Allmerica Investment Trust dated May 1, 2002, which is incorporated by reference into the Registration Statement.



/s/  PricewaterhouseCoopers LLP

Boston, Massachusetts
February 24, 2003